EXHIBIT 10.9(a)

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED

NUCLEAR MANAGING BOARD AGREEMENT

FOR PLANT HATCH AND PLANT VOGTLE

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED  NUCLEAR MANAGING BOARD AGREEMENT dated as of April 8, 2008 (this “Amendment No. 1”), amends that certain Second Amended and Restated Nuclear Managing Board Agreement for Plant Hatch and Plant Vogtle (“Nuclear Managing Board Agreement”) dated as of April 21, 2006, by and among Georgia Power Company (“Georgia Power”), Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe Power”), Municipal Electric Authority of Georgia (“MEAG”) and City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners d/b/a Dalton Utilities  (“Dalton”) (each a “Party” and collectively the “Parties”), is being entered into by and among the Parties.

WITNESSETH

WHEREAS, the Parties entered into the Nuclear Managing Board Agreement as referenced above;

WHEREAS, Dalton has requested an amendment to the Nuclear Managing Board Agreement to clarify the identity of Dalton as a Party; and

WHEREAS, each of the other Parties believes it is appropriate and is willing to amend the Nuclear Managing Board Agreement as set forth below.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

Section 1.0                                   Defined Terms.

Unless otherwise defined herein, capitalized terms used herein shall have the meaning given to such terms in the Nuclear Managing Board Agreement.

Section 2.0                                   Amendments to Nuclear Managing Board Agreement.

Section 2.01.                          The following Article X shall be added to and become a part of the Nuclear Managing Board Agreement:

“ARTICLE X                 DALTON UTILITIES

10.1                        For all purposes of this Agreement:

(a)                                 the term ‘City of Dalton’ shall mean the City of Dalton, Georgia, an incorporated municipality of the State of Georgia;

(b)                                 the term ‘Dalton’ shall mean only the utility company, property and assets operated by the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia d/b/a Dalton Utilities, its successors, successors-in-title or assigns, including without limitation any successors to the business of Dalton and the City of Dalton in the event the Board of Water, Light and Sinking Fund Commissioners ceases to exist by reason of an action of the Mayor and Council of the City of Dalton or of the General Assembly of the State of Georgia or any other cause; and

(c)                                  the term ‘Dalton Utilities Assets’ shall mean collectively (i) all property or assets of Dalton, including without limitation all electric power generation, transmission and distribution assets, owned or operated by the City of Dalton and contract rights and receivables related thereto, which now or at any time in the future are owned, used or operated by Dalton in connection with the public utilities of the City of Dalton, and such property and assets shall include without limitation any sale, insurance, condemnation or other proceeds with respect to such property and assets; and (ii) all accounts receivable, debts, income or other amounts owed to Dalton in connection with the public utilities of the City of Dalton.

10.2                        Notwithstanding any other term or provision of this Agreement to the contrary, the Parties hereby agree that:

(a)                                 if any Party obtains any money judgment against either the City of Dalton or Dalton because of Dalton’s default under this Agreement or breach by Dalton of any representation or warranty under this Agreement, such Party’s sole remedy to satisfy the judgment shall be to exercise all legal and equitable rights available to it to realize upon any and all of the Dalton Utilities Assets;

(b)                                 payments of all amounts of any kind or nature whatsoever that may at any time be due and owing by Dalton pursuant to the terms of, or resulting from, this Agreement shall be payable solely out of the Dalton Utilities Assets and shall not be payable from any other source, including without limitation the ‘General Fund’ of the City of Dalton;

(c)                                  no such payments shall be, or be deemed to be, a debt, as contemplated by Article IX Section V of the Constitution of the State of Georgia, of the City of Dalton under any circumstance or for any purpose whatsoever, nor shall this Agreement constitute a pledge of the full faith and credit of the City of Dalton, nor shall the City of Dalton appropriate or be required to appropriate funds to pay for any amounts due under this Agreement;

(d)                                 no Party will ever have the right to compel the exercise of any taxing power of the City of Dalton to pay any amount due from Dalton under this agreement, nor to enforce payment thereof against any property of the City of Dalton other than the Dalton Utilities Assets;

(e)                                  no Party shall have any recourse for payment hereunder against any source of funds of the City of Dalton other than the Dalton Utilities Assets, and each Party hereby irrevocably and unconditionally waives any recourse or claim it may or could otherwise have or allege to have against any payment source of the City of Dalton other than the Dalton Utilities Assets; and

(f)                                   no provision of this Agreement is intended to, nor shall any such provision in any way (i) grant, convey or otherwise extend to any Party any lien, encumbrance or other charge against the Dalton Utilities Assets, or (ii) modify, impair, subordinate or otherwise affect the rights, obligations and privileges of Dalton arising under the City of Dalton, Georgia Combined Utilities Revenue Bonds, Series 1997, the City of Dalton, Georgia Combined Utilities Revenue Bonds, Series 1999, or any other obligation of Dalton Utilities.

10.3                        Subject to the limitations set forth in Section 10.2, no provision of this Article X shall prohibit any Party from:

(a)                                 Filing and prosecuting a civil action against the City of Dalton, and pursuing any and all legal or equitable remedies available to it, because of Dalton’s default under this Agreement or breach by Dalton of any representation or warranty under this Agreement, including, without limitation, all remedies provided in this Agreement;

(b)                                 Pursuing satisfaction of any judgment it may obtain against the City of Dalton in any proceeding contemplated by Section 10.3(a) against any and all of the Dalton Utilities Assets even if the Board of Water, Light and Sinking Fund Commissioners shall cease to exist by reason of an action of the Mayor and Council of the City of Dalton or of the General Assembly of the State of Georgia or any other cause.”

Section 3.0                                   Miscellaneous.

Section 3.01.  Effect of Amendment.  By executing this Amendment No. 1, the Parties agree to be bound by the terms of Section 2.0 above effective as of the date first written above.

Section 3.02.  Reference to Nuclear Managing Board Agreement.  On and after the date first above written, each reference in the Nuclear Managing Board Agreement and other documents to “the Nuclear Managing Board Agreement”, “this Agreement”, “the Agreement”, “hereunder”, “thereunder”, “hereto” or “thereto” or words of like import referring to the Nuclear Managing Board Agreement, shall mean and be a reference to the Nuclear Managing Board Agreement, as amended by this Amendment No. 1.

Section 3.03.  Continuing Effect.  The Nuclear Managing Board Agreement, as specifically amended by this Amendment No. 1, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

Section 3.04.  Governing Law.  This Amendment No. 1 shall be governed by, and construed and interpreted in accordance with, the laws of the State of Georgia.

Section 3.05.  Counterparts.  This Amendment No. 1 may be executed by one or more of the Parties hereto in any number of separate counterparts, each of which when so executed shall be an original and all of which taken together shall be deemed to constitute but one and the same instrument.  Transmission by facsimile of the signature page hereof signed by an authorized representative of a Party will be conclusive evidence of the due execution by such Party of this Amendment No. 1.  The Parties agree, however, to provide originally executed documents promptly following any facsimile transmission pursuant to this provision.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their duly authorized representatives as of the date first written above.

GEORGIA POWER COMPANY

By:	/s/ James H. Miller III
Name: James H. Miller III
Its: Senior Vice President and General Counsel

Attest:	/s/ Daniel Lowry
Its: Corporate Secretary
(CORPORATE SEAL)

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

By:	/s/ Thomas A. Smith
Name: Thomas A. Smith
Its: President and Chief Executive Officer

Attest:	/s/ Patricia N. Nash
Its: Secretary
(CORPORATE SEAL)

MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA

By:	/s/ Robert P. Johnston
Name: Robert P. Johnston
Its: President and Chief Executive Officer

Attest:	/s/ Peter M. Degnan
Its: General Counsel
(CORPORATE SEAL)

CITY OF DALTON, GEORGIA
BY: BOARD OF WATER, LIGHT AND SINKING FUND COMMISSIONERS d/b/a DALTON UTILITIES

By:	/s/ Don Cope
Name: Don Cope
Title: President and Chief Executive Officer

Attest:	/s/ George Mitchell
Title: Secretary
(SEAL)